Exhibit 10.33

HINES REAL ESTATE INVESTMENT TRUST, INC.

INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is entered into as of November 30, 2004, by and between Hines Real Estate Investment Trust, Inc. (the “Company”), a Maryland corporation, and Charles N. Hazen (the “Indemnitee”).

     WHEREAS, the Indemnitee is an officer or a member of the Board of Directors of the Company and in such capacity is performing a valuable service for the Company;

     WHEREAS, the law of the Company’s state of organization permits the Company to enter into contracts with its officers or members of its Board of Directors with respect to indemnification of such persons; and

     WHEREAS, to induce the Indemnitee to continue to provide services to the Company as an officer or a member of the Board of Directors, and to provide the Indemnitee with specific contractual assurance that indemnification will be available to the Indemnitee regardless of, among other things, any amendment to or revocation of the Company’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”), or any acquisition transaction relating to the Company, the Company desires to provide the Indemnitee with protection against personal liability.

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee hereby agree as follows:

ARTICLE I

DEFINITIONS

          As used herein, the following words and terms shall have the following respective meanings:

     (A) “Change in Control” shall mean a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, or any successor in interest thereto, whether through the ownership of voting securities, by contract or otherwise, including but not limited to a change which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof (the “Exchange Act”) or as may otherwise be determined pursuant to a resolution of the Board of Directors. A rebuttable presumption of a Change in Control shall be created by any of the following which first occur after the date hereof and the Company shall have the burden of proof to overcome such presumption:

          i. the ability of any “Person” (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) together with an “Affiliate” or “Associate” (as defined in Rule 12b-2 of the Exchange Act) or “Group” (within the meaning of Section 13(d)(3) of the Exchange Act)

to exercise or direct the exercise of 20% or more of the combined voting power of all outstanding shares of beneficial interest of the Company in the election of its directors (“Interested Party”) (provided, however, “Interested Party” shall not include an agent, broker, nominee, custodian or director, solely in their capacity as such, for one or more persons who do not individually or as a group possess such power),

          ii. during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by the directors representing two-thirds of the directors then in office who were the directors at the beginning of the period,

          iii. the approval of the shareholders of the Company of:

               (a) a merger or consolidation of the Company with any Interested Party,

               (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, to or with any Interested Party in any transaction or series of transactions, of the Company’s assets or the assets of any subsidiary of the Company having a market value equal to 30% or more of the aggregate market value of all assets of the Company determined on a consolidated basis, all outstanding shares of beneficial interest of the Company, or the earning power or net income of the Company, determined on a consolidated basis,

               (c) the issuance or transfer by the Company, or any subsidiary thereof, to any Interested Party in any transaction or a series of transactions, of capital securities with a value equal to 5% or more of the aggregate market value of the then outstanding voting shares of beneficial interest of the Company other than the issuance or transfer of such shares of beneficial interest to all the Company shareholders on a pro rata basis,

               (d) the adoption of any plan or proposal for the partial or complete liquidation or dissolution of the Company proposed by an Interested Party or pursuant to any agreement, arrangement or understanding, whether or not in writing, with any Interested Party,

               (e) any reclassification of securities, including, without limitation, any share split, share dividend, or other distributions of shares, or any reverse share split, recapitalization of the Company, or any merger or consolidation of the Company with any subsidiary thereof, or any other transaction proposed by, or pursuant to, any agreement, arrangement, or understanding, whether or not in writing, with any Interested Party which has the effect, directly or indirectly, of increasing the proportionate voting shares of beneficial interest of the Company directly or indirectly owned by any such Interested Party, or

          iv. any receipt by any Interested Party, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantages provided by or through the Company other than the receipt of such advantages which are provided to all the Company shareholders on a pro rata basis.

     (B) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether conducted for profit or not for profit) which such person is or was serving at the request of the Company.

     (C) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding (as hereinafter defined) in respect of which indemnification is sought by the Indemnitee.

     (D) “Effective Date” means the date of this Agreement as set forth above.

     (E) “Expenses” shall include all attorney and paralegal fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

     (F) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past two years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

     (G) “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing, or any other proceeding, including appeals therefrom, whether civil, criminal, administrative, or investigative, except one initiated by the Indemnitee pursuant to Article VIII of this Agreement to enforce such Indemnitee’s rights under this Agreement.

ARTICLE II

INDEMNIFICATION

     (A) The Indemnitee shall be entitled to the rights of indemnification provided in this Article II and under applicable law, the Articles of Incorporation, the Company’s Bylaws, any agreement, a vote of shareholders or resolution of the Board of Directors or otherwise if, by reason of such Indemnitee’s Corporate Status, such Indemnitee is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding, including a Proceeding by or in the right of the Company. Unless prohibited by Article XIII hereof, the Indemnitee shall be indemnified against Expenses, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by or on behalf of such Indemnitee in connection with such Proceeding or any claim, issue or matter therein.

     (B) Notwithstanding paragraph 2(A) above, the Company shall not indemnify any Indemnitee that is a member of the Board of Directors or an Affiliate (as such term is defined in the Articles of Incorporation) of the Company unless all of the following conditions are met:

          i. the Indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; and

          ii. the Company shall not indemnify or hold harmless the Indemnitee if: (1) in the case that the Indemnitee is a member of the Board of Directors, other than an Independent Director (as such term is defined in the Articles of Incorporation), the loss or liability was the result of negligence or misconduct by the Indemnitee, or (2) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee.

     (C) Notwithstanding paragraphs 2(A) and 2(B) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee that is a member of the Board of Directors or an Affiliate of the Company unless at least one of the following conditions are met:

          i. there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

          ii. such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

          iii. a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

     (D) Any indemnification of expenses under this Agreement may be paid only out of the Net Assets (as such term is defined in the Articles of Incorporation) of the Company and no portion may be recoverable from the shareholders of the Company.

ARTICLE III

EXPENSES OF A SUCCESSFUL PARTY

     Without limiting the effect of any other provision of this Agreement, to the extent that the Indemnitee is, by reason of such Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding pursuant to a final non-appealable order, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith. If the Indemnitee is not wholly successful in such Proceeding pursuant to a final non-appealable order but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding pursuant to a final non-appealable order, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Article III and without limitation, the termination of any claim, issue or matter in such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

ARTICLE IV

WITNESS EXPENSES

     Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of such Indemnitee’s Corporate Status, a witness for any reason in any Proceeding to which such Indemnitee is not a party, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith.

ARTICLE V

ADVANCES

     (A) The Company shall advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within 20 days after the receipt by the Company of a statement from the Indemnitee requesting such advance from time to time, whether prior to or after final disposition of such Proceeding. Such statement shall reasonably evidence the Expenses incurred by the Indemnitee.

     (B) Notwithstanding paragraph 5(A) above, the Company shall not advance any Expenses incurred by or on behalf of the Indemnitee as a result of any Proceeding unless all of the following conditions are satisfied:

          i. the Proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

          ii. the Proceeding is initiated by a third party who is not a shareholder of the Company or the Proceeding is initiated by a shareholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

          iii. the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Indemnitee is found not to be entitled to indemnification.

ARTICLE VI

DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

     (A) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therewith such documentation and information reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.

     (B) Upon such written request pursuant to paragraph 6(A), a determination with respect to the Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee (unless the Indemnitee shall request that such determination be made by the Board of Directors or the shareholders of the Company, in which case by the person or persons or in the manner provided in clauses (ii) or (iii) of this paragraph (B)); (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable, or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (C) by the shareholders of the Company; or (iii) as provided in paragraph 7(B) of this Agreement. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 10 days after such determination.

     (C) The Indemnitee shall cooperate with the person or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee’s harmless therefrom.

     (D) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph 6(B) hereof, the Independent Counsel shall be selected as provided in this paragraph 6(D). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to the Indemnitee advising such Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee, or the Company, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the grounds that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article I of this Agreement. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel until a court has determined that such objection is without merit. If, within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to paragraph 6(A) hereof, no Independent Counsel shall have been selected or, if selected, shall have been objected to, either the Company or the Indemnitee may petition a court for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under paragraph 6(B) hereof. The Company shall pay all reasonable fees and expenses of Independent Counsel incurred in connection with acting pursuant to paragraph 6(B) hereof, and all reasonable fees and expenses incident to the selection of such Independent Counsel pursuant to this paragraph 6(D). In the event that a determination of entitlement to indemnification is to be made by Independent Counsel and such determination shall not have been made and delivered in a written opinion within 90 days after the receipt by the Company of the Indemnitee’s request in accordance with paragraph 6(A), upon the due commencement of any judicial proceeding in accordance with paragraph 8(A) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity.

ARTICLE 7

PRESUMPTIONS

     (A) In making a determination with respect to entitlement or indemnification hereunder, the person or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome such presumption.

     (B) If the person or entity making the determination whether the Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefore, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or entity making said determination in good faith requires additional time for the obtaining or evaluating of documentation and/or information relating thereto. The foregoing provisions of this paragraph 7(B) shall not apply: (i) if the determination of entitlement to indemnification is to be made by the shareholders and if within 15 days after receipt by the Company of the request for such determination the Board of Directors resolves to submit such determination to the shareholders for consideration at an annual or special meeting thereof to be held within 75 days after such receipt and such determination is made at such meeting, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph 6(B) of this Agreement.

     (C) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification.

ARTICLE VIII

REMEDIES

     (A) In the event that: (i) a determination is made that the Indemnitee is not entitled to indemnification under this Agreement, or (ii) advancement of Expenses is not timely made pursuant to this Agreement, or (iii) payment of indemnification due the Indemnitee under this Agreement is not timely made, the Indemnitee shall be entitled to an adjudication in an appropriate court of competent jurisdiction of such Indemnitee’s entitlement to such indemnification or advancement of Expenses.

     (B) In the event that a determination shall have been made pursuant to this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Article VIII shall be conducted in all respects as a de novo trial, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Article VIII, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

     (C) If a determination shall have been made or deemed to have been made pursuant to this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Article VIII, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

     (D) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Article VIII that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

     (E) In the event that the Indemnitee, pursuant to this Article VIII, seeks a judicial adjudication of such Indemnitee’s rights under, or to recover damages for breach of, this Agreement, if successful in whole or in part, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by such Indemnitee in such judicial adjudication.

ARTICLE IX

ESTABLISHMENT OF TRUST

     In the event of a Change in Control, the Company shall, upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee (“Trust”) and from time-to-time upon written request by the Indemnitee, shall fund such Trust in an amount sufficient to satisfy any and all Expenses, judgments, penalties, fines and settlement amounts actually and reasonably incurred by or on behalf of such Indemnitee or claimed, reasonably anticipated or proposed to be paid in accordance with the terms of this Agreement. The amount to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by Independent Counsel. The terms of the Trust shall provide that upon a Change in Control: (i) the Trust shall not be revoked or the principal thereof invaded, without the prior written consent of the Indemnitee, (ii) the trustee of the Trust (“Trustee”) shall advance, within two business days of a request by the Indemnitee and in accordance with Article V of this Agreement, any and all Expenses to the Indemnitee, (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to the Company upon a final determination by Independent Counsel that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee and agreed to by the Company. Nothing in this Article IX shall relieve the Company of any of its obligations under this Agreement.

ARTICLE X

NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE SUBROGATION

     (A) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, the Company’s Bylaws, any agreement, a vote of shareholders or a resolution of the Board of Directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee as a member of the Board of Directors prior to such amendment, alteration or repeal.

     (B) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available and upon any “Change in Control” the Company shall obtain continuation and/or “tail” coverage for the Indemnitee to the maximum extent obtainable on commercially reasonable terms at such time.

     (C) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     (D) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

ARTICLE XI

CONTINUATION OF INDEMNITY

     All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an officer or a member of the Board of Directors of the Company and shall continue thereafter so long as the Indemnitee shall be subject to any threatened, pending or completed Proceeding by reason of such Indemnitee’s Corporate Status and during the period of statute of limitations for any act or omission occurring during the Indemnitee’s term of Corporate Status. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and such Indemnitee’s heirs, executors and administrators.

ARTICLE XII

SEVERABILITY

     If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Article of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Article of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal, or unenforceable.

ARTICLE XIII

EXCEPTIONS TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES

     Notwithstanding any other provisions of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement: (i) with respect to any Proceeding initiated by such Indemnitee against the Company other than a proceeding commenced pursuant to Article VIII, or (ii) with respect to any Proceeding in which such Indemnitee’s act or omission was material to the cause of action adjudicated and was committed in bad faith or was the result of active and deliberate dishonesty, (iii) if the Indemnitee actually received an improper personal benefit in money, property, or services, or (iv) as otherwise required by paragraphs 2(B) and 2(C) of this Agreement.

ARTICLE XIV

HEADINGS

     The headings of the articles of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

ARTICLE XV

MODIFICATION AND WAIVER

     No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

ARTICLE XVI

NOTICE BY THE INDEMNITEE

     The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

ARTICLE XVII

NOTICES

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, if so delivered or mailed, as the case may be, to the following addresses:

     If to the Indemnitee, to the address set forth in the records of the Company.

If to the Company, to:	Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Attn: President

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

ARTICLE XVIII

GOVERNING LAW

     The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written above.

HINES REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Charles M. Baughn

Name:	Charles M. Baughn
Title:	Chief Executive Officer

INDEMNITEE

/s/ Charles N. Hazen

Name: Charles N. Hazen